Exhibit 99.1

MONTANA TECHNOLOGIES LLC

Financial Statements

As of and for the Years Ended

December 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Montana Technologies LLC

Ronan, Montana

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Montana Technologies LLC (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, members’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM –cont.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2018

Houston, Texas

March 20, 2024

MONTANA TECHNOLOGIES LLC
BALANCE SHEETS

	As of December 31,
	2023	2022
Assets
Current assets
Cash	$375,796	$5,211,486
Prepaid expenses and other assets	126,971	105,139
Total current assets	502,767	5,316,625
Operating lease right-of-use asset	49,536	70,752
Property and equipment, net	3,832	8,173
Total assets	$556,135	$5,395,550

Liabilities and members’ equity (deficit)
Current liabilities
Accounts payable	$2,518,763	$74,030
Accrued transaction fees	3,644,100	—
Other accrued expenses	244,440	89,655
Operating lease liability	22,237	21,216
Total current liabilities	6,429,540	184,901
Operating lease liability, non-current	27,299	49,536
Total liabilities	$6,456,839	$234,437
Commitments and contingencies (Note 10)
Members’ equity (deficit)
Members’ contributions	$2,109,310	$2,047,872
Preferred units	9,158,087	8,902,226
Accumulated deficit	(17,168,101)	(5,788,985)
Total members’ equity (deficit)	(5,900,704)	5,161,113
Total liabilities and members’ equity (deficit)	$556,135	$5,395,550

The accompanying notes are an integral part of these financial statements.

MONTANA TECHNOLOGIES LLC
STATEMENTS OF OPERATIONS

	Year ended December 31,
	2023	2022
Costs and expenses:
General and administrative	$7,540,702	$960,122
Research and development	3,305,612	$1,741,380
Sales and marketing	540,002	87,086
Depreciation and amortization	4,341	4,341
Loss from operations	11,390,657	2,792,929

Other income, net:
Interest income	11,541	—
Total other income, net	11,541	—

Loss before income taxes	(11,379,116)	(2,792,929)
Income tax expense	—	—
Net loss	$(11,379,116)	$(2,792,929)

Weighted average common units outstanding, basic and diluted	1,403,144	1,247,340
Basic and diluted net loss per common unit	$(7.23)	$(2.00)
Weighted average preferred units outstanding, basic and diluted	170,114	98,045
Basic and diluted net loss per preferred unit	$(7.25)	$(3.02)

The accompanying notes are an integral part of these financial statements.

MONTANA TECHNOLOGIES LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

	Members’ Contributions	Preferred Units	Accumulated Deficit	Total Members’ Equity (Deficit)
Balance at January 1, 2022	$1,522,473	$4,454,888	$(2,996,056)	$2,981,305
Contributions	525,399	—	—	525,399
Issuance of preferred units	—	4,744,372	—	4,744,372
Issuance costs	—	(297,034)	—	(297,034)
Net loss	—	—	(2,792,929)	(2,792,929)
Balance at December 31, 2022	$2,047,872	$8,902,226	$(5,788,985)	$5,161,113
Exercise of warrants	9,438	—	—	9,438
Share-based compensation	52,000	—	—	52,000
Issuance of preferred units	—	255,861	—	255,861
Net loss	—	—	(11,379,116)	(11,379,116)
Balance at December 31, 2023	$2,109,310	$9,158,087	$(17,168,101)	$(5,900,704)

The accompanying notes are an integral part of these financial statements.

MONTANA TECHNOLOGIES LLC
STATEMENTS OF CASH FLOWS

	December 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(11,379,116)	$(2,792,929)
Adjustment to reconcile net loss to cash used in operating activities
Depreciation and amortization	4,341	4,341
Amortization of operating lease right-of-use assets	21,216	20,000
Share-based compensation	52,000	—
Changes in operating assets and liabilities:
Prepaid Expenses and Other Assets	(21,832)	8,443
Right of use assets and lease liabilities	(21,216)	(20,000)
Accounts payable	2,444,733	(92,033)
Accrued expenses and other liabilities	3,798,885	22,847
Net cash used in operating activities	(5,100,989)	(2,849,331)

Cash flows from Investing Activities
Purchases of fixed assets	(98,950)	—
Proceeds from sale of fixed assets	98,950	—
Net cash used in investing activities	—	—

Cash flows from Financing Activities
Member Contributions	—	525,399
Exercise of warrants	9,438	—
Issuance of preferred units	255,861	4,744,372
Issuance costs	—	(297,034)
Net cash provided by financing activities	265,299	4,972,737
Net increase/(decrease) in cash	(4,835,690)	2,123,406
Cash, beginning of period	5,211,486	3,088,080
Cash, end of the period	$375,796	$5,211,486

The accompanying notes are an integral part of these financial statements.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS OPERATIONS

Montana Technologies LLC (the “Company”) was established in 2018. The Company was established to pursue the development and expected commercialization of various technological innovations and may engage in any activity or purpose permitted for a limited liability company organized in Delaware. The Company has created a transformational technology that provides significant energy efficiency gains in air conditioning and comfort cooling applications, as well as a potential source of potable water, all through its proprietary “AirJoule” units.

Power & Digital Infrastructure Acquisition II Corp (“XPDB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 5, 2023, as amended on February 5, 2024, with XPDB Merger Sub, LLC, a direct wholly-owned subsidiary of XPDB (“Merger Sub”), and Montana Technologies LLC. On March 14, 2024 the Business Combination was consummated. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of XPDB (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the Closing, XPDB changed its name from “Power & Digital Infrastructure Acquisition II Corp.” to “Montana Technologies Corporation.”

Prior to the Business Combination, all of the outstanding preferred units were converted to class B common units. As a result of the Business Combination, (i) each issued and outstanding class B common unit and class C common unit converted into the right to receive approximately 23.8 shares of newly issued shares of Class A common stock of Montana Technologies Corporation, (ii) each issued and outstanding class A common unit converted into the right to receive approximately 23.8 shares of newly issued shares of Class B common stock, par value $0.0001 per share, of Montana Technologies Corporation and (iii) each option to purchase common units converted into the right to receive an option to purchase Class A common stock of Montana Technologies Corporation having substantially similar terms to the corresponding option, including with respect to vesting and termination-related provisions, except that such options represented the right to receive a number of shares of Class A common stock equal to the number of common units subject to the corresponding option immediately prior to the effective time of the merger multiplied by approximately 23.8.

After giving effect to the Business Combination, the redemption of Class A common stock in connection with the Special Meeting and the consummation of the issuance and sale of the Committed Shares, there were 53,823,412 shares of Montana Technologies Corporation Common Stock issued and outstanding, consisting of 49,063,770 shares of Class A common stock and 4,759,642 shares of Class B common stock issued and outstanding. Of those shares, 45,821,456 were issued to holders of the Company’s equity securities in respect of such equity securities, representing approximately 85.5% of the Montana Technologies Corporation’s voting power at the closing.

Note 2 — LIQUIDITY AND CAPITAL RESOURCES

The Company’s primary sources of liquidity have been cash from contributions from founders or other investors. The Company had an accumulated deficit of $17.2 million and $5.8 million as of December 31, 2023 and 2022, respectively. As of December 31, 2023, The Company had $0.4 million in cash and working capital deficit of $5.93 million. As of December 31, 2022, The Company had $5.2 million in cash and working capital of $5.1 million.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, capital expenditures and other general corporate services. The Company’s primary working capital requirements are for project execution activities including purchases of materials, services and payroll which fluctuate during the year, driven primarily by the timing and extent of activities required on new and existing projects. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the development of its technology and the development of market and strategic relationships with other businesses and customers.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 2 — LIQUIDITY AND CAPITAL RESOURCES (cont.)

In conjunction with the consummation of the Business Combination and Subscription Agreements (as described above), we received proceeds of approximately $40 million in March 2024, after giving effect to XPDB’s stockholder redemptions and payment of transaction expenses, which will be utilized to fund our product development, operations and growth plans. We believe that as a result of the Business Combination our existing cash and cash equivalents, as well as proceeds received from the Business Combination and cash received from Subscription Agreements, will be sufficient to fund operations for the next year from the date the financial statements were issued for the year ended December 31, 2023.

Our future capital requirements will depend on many factors, including, the timing and extent of spending by us to support the launch of our product and research and development efforts, the degree to which we are successful in launching new business initiatives and the cost associated with these initiatives, and the growth of our business generally. In order to finance these opportunities and associated costs, it is possible that we will need to raise additional financing if the proceeds realized by us from the Business Combination and cash received from Subscription Agreements are insufficient to support our business needs. While we believe that the proceeds realized by us through the Business Combination and cash received from Subscription Agreements will be sufficient to meet our currently contemplated business needs, we cannot assure you that this will be the case. If additional financing is required by us from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital on acceptable terms when needed, our product development business, results of operations and financial condition would be materially and adversely affected.

Note 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”). The financial statements have been prepared assuming the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period.

Some of the more significant estimates include estimates of amortization and depreciation and estimates relating to leases. Due to the uncertainty involved in making estimates, actual results could differ from those estimates which could have a material effect on the financial condition and results of operations in future periods.

Cash and Concentration of Credit Risk

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. As of December 31, 2023 and December 31, 2022, there were no cash equivalents. The Company maintains cash balances at financial institutions that may exceed the Federal Deposit Insurance Corporation’s insurance limits. The amounts over these insured limits as of December 31, 2023 and December 31,

2022 was $114,254 and $4,963,548, respectively. The Company mitigates this concentration of credit risk by monitoring the credit worthiness of the financial institutions. No losses have been incurred to date on any deposits.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs and minor renovations are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from their respective accounts, and any difference between the sale proceeds and the carrying amount of the asset is recognized as a gain or loss on disposal in the statements of income.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Depreciation is computed using the straight-line method over the estimated useful lives of the various classes of depreciable assets. The lives used in computing depreciation for significant asset classes are as follow:

Estimated useful lives
Machinery and Equipment	3 years
Vehicles	3 years

The estimated useful lives and depreciation methods are reviewed at each year-end, with the effect of any changes in estimates accounted for prospectively. All depreciation expenses are included with depreciation and amortization in the statements of operations.

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value, and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No impairment loss was recognized as of December 31, 2023 and 2022.

Leases

In February 2016, the FASB issued ASU No. 2016-02 which created ASC Topic 842, “Leases,” to require balance sheet recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. In July 2018, the FASB issued ASU 2018-11, to provide another transition method in addition to the existing transition method, allowing entities to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Additionally, the FASB has issued other ASU’s to clarify application of the guidance in the original standard and to provide practical expedients for applying the standard, all of which are effective upon adoption. For non-public entities, this standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company has adopted the standard as of January 1, 2022. This standard requires the Company to recognize right-of-use assets and lease liabilities on the balance sheet for identified property that is subject to operating lease agreements. The Company elected to adopt this standard by applying the additional transition method set forth in ASU 2018-11, whereby the Company implemented the provisions of the new standard to existing leases by recognizing and measuring lease assets and liabilities on the balance sheet as of January 1, 2022, as well as a cumulative-effect adjustment to the opening balances of members’ accumulated deficit. The impact on retained deficit was de-minimis. Consequently, the reporting of leases for the prior year continues to be provided in accordance with ASC Topic 840, which was effective during that period. The Company elected the package of practical expedients permitted under the transition guidance within ASC Topic 842.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company has elected to be taxed as a partnership under the provisions of the Code. Under these provisions, the taxable income or tax loss of the Company is passed through to its members and reported on their individual tax returns. Therefore, no provision or liability and no tax benefit or asset related to federal income taxes has been included in these financial statements. There were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax returns.

The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. When applicable, the Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

Research and Development Cost

The Company accounts for research and development cost (“R&D”) in accordance with FASB ASC Topic 730, “Research and Development.” R&D represents costs incurred in performing research aimed at the discovery of new knowledge and the advancement of techniques to bring significant improvements to products and processes. Costs incurred in developing a product include consulting, engineering, construction and costs incurred to build prototypes.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company classifies fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 —	Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 —	Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including accounts payable, accrued expenses, and other liabilities approximate fair value due to their relatively short maturities and are classified as level 1. As of December 31, 2023 and 2022, the Company did not have any material financial instruments measured and reported at fair value.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Share-Based Compensation

The Company accounts for share-based compensation arrangements granted to employees in accordance with ASC Topic 718, “Compensation: Stock Compensation,” by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Loss Per Unit

The Company computes basic loss per unit by dividing loss available to members by the weighted average number of participating units outstanding for the reporting period. All securities that meet the definition of a participating security, irrespective of whether the securities are convertible, nonconvertible, or potential common stock securities, shall be included in the computation of basic loss per unit using the two-class method. However, when the different classes of units have identical rights and privileges except voting rights, whereby they share equally in dividends and residual net assets on a per unit basis, the classes can be combined and presented as one class for loss per share purposes.

Diluted loss per share is calculated by dividing net loss by the weighted average number of participating units and dilutive participating unit equivalents outstanding. During the periods when they are anti-dilutive, participating unit equivalents, if any, are not considered in the computation. As of December 31, 2023 and 2022, there were no anti-dilutive participating unit equivalents outstanding.

The loss per share presented in the statements of operations is based on the following for the years ended December 31, 2023 and 2022:

	For the year ended December 31,
	2023		2022
	Common Units	Participating Preferred Units	Common Units	Participating Preferred Units
Basic and diluted net loss per common share
Numerator:
Allocation of net loss, as adjusted	$(10,146,422)	$(1,232,694)	$(2,496,767)	$(296,162)
Denominator:
Basic and diluted weighted average shares outstanding	1,403,056	170,139	1,247,340	98,045
Basic and diluted net loss per ordinary share	$(7.23)	$(7.25)	$(2.00)	$(3.02)

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

New Accounting Pronouncements

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses” (Topic 326), which requires that an entity measure and recognize expected credit losses for financial assets held at amortized cost and replaces the incurred loss impairment methodology in current GAAP with a methodology that requires consideration of a broader range of information to estimate credit losses. The guidance also modifies the impairment model for available-for-sale debt securities. ASU 2016-13 is effective for the Company’s fiscal year beginning January 1, 2023. The Company has adopted ASU 2016-13 as of January 2023 with no material impacts on the financial statements as a result.

Recently Issued Accounting Standards

The Company is expected to be an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”. ASU 2020-04 provides guidance on optional expedients for a limited time to ease the operational burden in accounting for (or recognizing the effects of) reference rate reform (LIBOR) on financial reporting. In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform (Topic 848)–Deferral of the Sunset Date of Topic 848 (ASU 2022-06)”, which extends the optional transition relief to ease the potential burden in accounting for reference rate reform on financial reporting. The transition relief is provided through December 31, 2024 based on the expectation that the LIBOR will cease to be published as of June 30, 2023. The amendments are effective prospectively at any point through December 31, 2024. The Company will continue to monitor new contracts that could potentially be eligible for contract modification relief through December 31, 2024.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 4 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2023	December 31, 2022
Machinery and equipment	$7,728	$7,728
Vehicles	5,295	5,295
Total Cost	13,023	13,023
Less: Accumulated depreciation	(9,191)	(4,850)
Property and equipment, net	$3,832	$8,173

Depreciation expense related to the Company’s property and equipment was $4,341 for the years ended December 31, 2023 and 2022, which were included in the accompanying statements of operations.

Note 5 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes accrued expenses and other current liabilities:

	December 31, 2023	December 31, 2022
Accrued royalty (see note 10)	$150,000	$50,000
Accrued payroll	22,481	19,839
Professional services	58,021	—
Engineering consulting	1,700	8,220
Business development	1,425	7,515
Accrued other	10,813	4,081
	$244,440	$89,655

Note 6 — LEASES

The Company’s lease consists of an operating property lease with an initial term of two years, with an option to extend for another two-year term. Lease expense was $24,000 and $20,000 for the years ended December 31, 2023 and 2022, respectively, and was included in general and administrative costs in the statements of operations. Total cash paid for operating leases was $2,000 per month with a remaining term of 26 months and a discount rate of 4.71%.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 6 — LEASES (cont.)

At December 31, 2023, approximate future minimum rental payments required under the lease agreement are as follows:

Operating Lease
2024	$24,000
2025	24,000
2026	4,000
Total undiscounted lease payments	52,000
Less: effects of discounting	2,464
Operating Lease Liability	$49,536

Classified as:
Current lease liabilities	$22,237
Non-current lease liabilities	$27,299

Note 7 — PREFERRED UNITS

The Company is authorized to issue preferred units which are divided into Series A Preferred Units and Series B Preferred Units. The Company intends to use the additional capital from the preferred issuances to continue its prototype development both internally and in conjunction with strategic partners with the goal of moving closer to product purchase commitments that can lead to commercial sales. The preferred units offer liquidation preferences and can be converted into interests of the most senior class of units issued after giving effect to certain new equity financings over certain dollar thresholds and valuations. The preferred units are non-voting.

The Company completed a preferred equity financing during February 2023 with TEP Montana, LLC (“TEP Montana”) and issued 4,426 Series B Preferred Units in conjunction with this transaction. TEP Montana has a total equity stake of 4.23% in the Company on a fully-diluted basis and has a liquidation preference.

As of December 2023, the Company has issued the total of 84,092 Series A Preferred Units and 86,568 Series B Preferred units.

Note 8 — MEMBERS’ CONTRIBUTIONS, OPTIONS AND WARRANTS

The Company is authorized to issue common units and preferred units. The common units are divided into Class A, Class B and Class C common units. The Class A common units, Class B common units and Class C common units shall be identical, except with respect to certain voting and approval rights. The Class A common units and Class B common units shall have the rights to designate certain Managers of the Company. The Class C common units shall be non-voting and shall entitle the holders thereof only to the economic rights of a holder of common units. See Note 7 for preferred units.

On April 1, 2023, the Managers approved an increase in the number of Units of membership interest which the Company has available to issue from its Incentive Equity Pool from 10,000 Class C Common Units to 100,000 Class C Common Units. In addition, on April 1, 2023, the Managers established a Compensation Committee to oversee and implement the Company’s compensation matters.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 8 — MEMBERS’ CONTRIBUTIONS, OPTIONS AND WARRANTS (cont.)

Profits and Losses are allocated based on provisions of the Company’s operating agreement.

As of December 31, 2023 and December 31, 2022, the Company has issued 200,000 Class A common units, 1,204,719 and 1,201,419 Class B common units, respectively and no Class C common units.

Warrants

In 2020, the Company issued 284,790 Common B unit warrants in connection with equity contributions. All of the warrants had a strike price of $2.86 per unit, and a portion of the warrants in 2022 were exercised on a cashless basis. The exercise of warrants in 2022 and 2021 resulted in the issuance of 198,464 and 30,000 Class B common units, for $525,399 and $85,800, respectively. The exercise of warrants in 2023 resulted in the issuance of 3,300 Class B common units for proceeds of $9,438.

There were 16,000 and 19,300 warrants outstanding at December 31, 2023 and 2022, respectively. The 16,000 warrants outstanding at December 31, 2023 expire on October 15, 2024.

Options

On April 5, 2023, the Compensation Committee granted 16,100 options exercisable for Class C Common units pursuant to the Incentive Equity Plan to key team members of the Company. The options immediately vest, have an exercise price of $11.55, a term of seven years, and a grant date fair value of $3.23.

The Company used the Black-Scholes option pricing model to estimate the fair value of stock options. Fair value is estimated at the date of grant:

April 5, 2023
Risk-free interest rate (1)	3.37%
Expected Volatility (2)	40%
Expected term (in years) (3)	3.5
Expected Dividend yield (4)	0.00%

(1)	The risk-free interest rate is based on the yields on U.S. Treasury debt securities with maturities approximating the estimated life of the options.

(2)	Volatility is estimated by management. This estimate is based on the average volatility of certain public company peers within the Company’s industry.

(3)	The expected term of options is the average of the contractual term of the options and the vesting period.

(4)	No cash dividends have been declared on the Company’s common stock since the Company’s inception, and the Company currently does not anticipate declaring or paying cash dividends over the expected life of the options.

Of the 146,100 options outstanding at December 31, 2023, 65,000 options expire on September 22, 2030, 25,000 options expire on October 15, 2025, 25,000 options expire on December 7, 2030, 3,000 options expire on March 15, 2031, 12,000 options expire on April 8, 2031 and 16,100 options expire on April 4, 2030. The Company has elected to account for forfeitures as they occur.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 8 — MEMBERS’ CONTRIBUTIONS, OPTIONS AND WARRANTS (cont.)

The following table represents Class C Common units option activity for the years ended December 31, 2023 and 2022:

	Units	Weighted Average Exercise Price
Options outstanding, December 31, 2021 and 2022	130,000	$1.31
Options exercisable, December 31, 2022	130,000	$1.31
Options issued in 2023	16,100	$11.55
Options outstanding, December 31, 2023	146,100	$2.44
Options exercisable, December 31, 2023	146,100	$2.44

Note 9 — RELATED PARTY TRANSACTIONS

The Company has a property lease agreement with its Chief Executive Officer as discussed in Note 6.

Note 10 — COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal matters arising in the normal course of business. In the opinion of the Company’s management and legal counsel, the amount of losses that may be sustained, if any, would not have a material effect on the financial position and results of operations of the Company.

Risks and Uncertainties

The Company, as an early-stage business without any current operations, product sales or revenue, has historically been dependent upon the sourcing of external capital to fund its overhead and product development costs. This is a typical situation for any early-stage company without product sales to be in, and the Company raised additional capital via the exercise of warrants and issuance of preferred units.

License Agreement

In October 2021, the Company entered into a patent license agreement with a third party whereby the third party granted the Company rights to use certain of their patents in exchange for an upfront payment and royalties based on a percentage of net sales until such patents expire. In connection with this, the Company agreed to a minimum royalty amount of which $150,000 and $50,000 was expensed for the years ended December 31, 2023 and 2022, respectively. At December 31, 2023 and 2022, $150,000 was accrued by the Company in the accompanying condensed balance.

Future minimum royalties are as follows as of December 31, 2023:

2024	$250,000
2025 and each year through the date the patents expire	300,000

Joint Venture Agreement

On October 27, 2021, the Company entered into a joint venture with CATL US Inc. (“CATL US”), an affiliate of CATL, pursuant to which we and CATL US formed CAMT Climate Solutions Ltd., a limited liability company organized under the laws of Hong Kong (“CAMT”). The Company and CATL US both own 50% of CAMT’s issued and outstanding shares.

Pursuant to the Amended and Restated Joint Venture Agreement for CAMT, entered into on September 29, 2023 (the “A&R Joint Venture Agreement”), the Company and CATL US have each agreed to contribute $6 million to CAMT. Of this $6 million, we expect to make an initial contribution of $2 million prior to December 31, 2024, with the remaining $4 million contributed when requested by CAMT based on a business plan and operating budgets to be agreed between us and CATL US. Any additional financing beyond the initial $12 million (i.e., $6 million from each of the Company and CATL US) will be subject to the prior mutual agreement of the Company and CATL US. CAMT is managed by a four-member board of directors, with two directors (including the chairman) designated by CATL US and two directors (including the vice chairman) designated by the Company. In the event of an equal vote, the chairman may cast the deciding vote. Certain reserved matters, including debt issuances exceeding $5 million in a single transaction or in aggregate within a fiscal year, amendments to CAMT’s constitutional documents the annual financial budget of CAMT, and any transaction between CAMT and CATL US or the Company in an amount exceeding $10 million in a single transaction or in aggregate within a fiscal year, require the unanimous vote of both CATL US and the Company or all directors.

MONTANA TECHNOLOGIES LLC
NOTES TO THE FINANCIAL STATEMENTS

Note 10 — COMMITMENTS AND CONTINGENCIES (cont.)

The purpose of the Company’s joint venture with CATL US is to commercialize our AirJoule technology in Asia and Europe and, pursuant to the A&R Joint Venture Agreement, CAMT has the exclusive right to commercialize our AirJoule technology in those territories. Subject to the oversight of CAMT’s board, CATL US is responsible for managing the day-to-day operations of CAMT (including the nomination and replacement of the Chief Executive Officer of CAMT), and is responsible for providing CAMT and any subsidiaries formed by CAMT with, among other things, administrative services, supply chain support, assistance in obtaining required permits and approvals, and assistance in purchasing or leasing land and equipment.

Note 11 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 20, 2024, which is the date the financial statements were available to be issued. The Company’s management has identified the following subsequent events:

Subscription agreements

As of March 4, 2024, the Company has entered into additional common unit subscription agreements (the “Subscription Agreements”), with certain investors (the “Investors”), bringing aggregate transaction proceeds expected at closing to over $50,000,000. Pursuant to the Subscription Agreements, and subject to the conditions set forth therein, the Investors agreed to purchase from the Company, and the Company agreed to issue and sell to the Investors, an aggregate number of class B common Units as will convert into an aggregate of 5,807,647 shares of the Montana Technologies Corporation’s Class A common stock upon the closing of the previously Business Combination between the Company and XPDB resulting in cash proceeds of approximately $40 million. As of March 20, 2024, approximately $6 million of proceeds have not been received yet and is recorded as a subscription receivable.

Letter agreement

On January 7, 2024, the Company entered into a letter agreement (the “Letter Agreement”) with XPDB and Carrier Corporation, an affiliate of Carrier Global Corporation (NYSE: CARR), a global leader in intelligent climate and energy solutions (collectively with its affiliates, “Carrier”), pursuant to which Carrier, XPDB and the Company agreed, among other things, to provide Carrier the right to nominate one (1) designee, subject to the approval of the Company, for election to the board of directors for so long as Carrier satisfies certain investment conditions, following the Business Combination between the Company and Montana Technologies Corporation.

Exercise of warrants

In January, February and March 2024, 14 warrant holders exercised their warrants to purchase a total of 16,000 Class B common units for a total purchase price of $45,760.

Exercise of options

In January, February and March 2024, 13 option holders exercised their options to purchase a total of 90,000 Class C common units for a total purchase price of $56,250.

Joint Venture Formation Framework Agreement

On January 25, 2024, the Company entered into a joint venture formation framework agreement (the “Framework Agreement”) with GE Ventures LLC, a Delaware limited liability company (“GE Vernova”), and, solely for the purposes specified therein, GE Vernova LLC, a Delaware limited liability company (“GE Vernova Parent”), pursuant to which the Company and GE Vernova have agreed, subject to the terms and conditions of the Framework Agreement, including certain closing conditions specified therein, to form a joint venture (the “AirJoule JV”) in which each of the Company and GE Vernova will hold a 50% interest. The purpose of the AirJoule JV is to incorporate GE Vernova’s proprietary sorbent materials into systems that utilize the Company’s AirJoule® water capture technology and to manufacture and bring products incorporating the combined technologies to market in the Americas, Africa, and Australia.

Upon the closing of the transaction on March 4, 2024, (the “Closing”), each party to the agreement entered into (i) an amended and restated limited liability company agreement of the AirJoule JV (the “A&R Joint Venture Agreement”), pursuant to which, among other things, the AirJoule JV has the exclusive right to manufacture and supply products incorporating the combined technologies to leading original equipment manufacturers and customers in the Americas, Africa and Australia, (ii) master services agreements, pursuant to which, among other things, each party to the agreement agree to provide certain agreed services to the AirJoule JV for a period of at least two years following the Closing (unless earlier terminated by the parties thereto) and (iii) an intellectual property agreement, pursuant to which, among other things, each of the Company and GE Vernova Parent license certain intellectual property to the AirJoule JV. In addition, pursuant to the A&R Joint Venture Agreement, the Company contributed $10 million to the AirJoule JV at the Closing (the “Closing Contribution”) and is expected to contribute additional capital to the AirJoule JV following the Closing based on a business plan and annual operating budgets to be agreed between the Company and GE Vernova.